ADVISORY HEDGED OPPORTUNITY FUND

                                  EXHIBIT INDEX

EXHIBIT
NUMBER

(k)(4) Indemnification Agreement between American Express Financial Corporation and Mary K. Stern and William T. Brown

(l)     Consent of Counsel

(n)     Consent of Auditors - KPMG LLP